Exhibit 10.1

AMENDMENT AGREEMENT TO ADD SERIES OF THE TRUST TO

TO THE MARKETING AGENT AGREEMENT

This Amendment to the Marketing Agent Agreement dated as of May 2, 2018 (this “Amendment”), is made and entered into by and among UNITED STATES COMMODITY FUNDS LLC, a Delaware limited liability company (the “Sponsor”), the UNITED STATES COMMODITY INDEX FUNDS TRUST, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of the UNITED STATES COMMODITY INDEX FUND, UNITED STATES AGRICULTURE INDEX FUND, UNITED STATES COPPER INDEX FUND and USCF Canadian Crude Oil Index Fund (each, a “Fund”), and ALPS DISTRIBUTORS, INC. (the “Marketing Agent Agreement”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, the Parties have entered into a certain Marketing Agent Agreement dated July 22, 2010, as amended and subject to the Assignment Agreement dated September 20, 2011 (the “Agreement”); and

WHEREAS, the Parties hereto desire to amend the Agreement as provided herein by amending Annex A of the Agreement and supplementing the Agreement with the attached Schedule 1-D to this Amendment.

NOW THEREFORE, for and in consideration of the agreements herein made and other good and valuable consideration, the Parties hereto agree as follows:

I.        AMENDMENTS

The Agreement is hereby amended by making the following change to Annex A thereto:

LIST OF SERIES TRUST(S) ESTABLISHED

BY THE UNITED STATES COMMODITY INDEX FUNDS TRUST

	Fund	Relevant Schedule

1.	United States Commodity Index Fund	Schedule 1 to this Agreement
2.	United States Agriculture Index Fund	Schedule 1-B to the Amendment Agreement dated as of January 3, 2011
3.	United States Copper Index Fund	Schedule 1-C to the Amendment Agreement dated as of January 3, 2011
4.	USCF Canadian Crude Oil Index Fund	Schedule 1-D to the Amendment Agreement dated as of May 2, 2018

The Parties acknowledge that Schedule 1-D shall supplement and not supersede any other Schedules of the Agreement.

II.        REPRESENTATIONS

Each Party represents to the other Parties that:

(a)       Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)       Powers. It has the power to execute and deliver this Amendment and to perform its obligations hereunder, and has taken all necessary action to authorize such execution, delivery and performance;

(c)       No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)       Consents. All governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)       Obligations Binding. Its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

III.        MISCELLANEOUS

(a)       Entire Agreement. The Amendment constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)       Counterparts. This Amendment may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(c)       Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(d)       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e)       Terms. Terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

(f)       Agreement. Any and all references to the Agreement shall hereafter refer to the Agreement as amended by this Amendment and as the same may be amended, supplemented or modified from time to time. Unless otherwise defined herein, capitalized terms not defined herein shall have the same meanings assigned to such terms in the Agreement as amended by this Amendment.

Except as amended hereby, all other terms and conditions of the Agreement shall remain the same and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

UNITED STATES COMMODITY FUNDS LLC

By:	/s/ John Love
Name: John P. Love
Title: President and CEO

UNITED STATES COMMODITY FUNDS LLC, as Sponsor, on behalf of UNITED STATES COMMODITY INDEX FUNDS TRUST, and on behalf of the United States Commodity Index Fund, United States Agriculture Index Fund, United States Copper Index Fund and USCF Canadian Crude Oil Index Fund

By:	/s/ John Love
Name: John P. Love
Title: President and CEO

ALPS DISTRIBUTORS INC.

By:	/s/ Steven Price
	Name:	Steven B. Price
	Title:	SVP & Director of Distribution Services
	Address:	1290 Broadway, Suite 1100
Denver, CO 80203
	Telephone:	720-917-0797
Facsimile:

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SCHEDULE 1-D
TO THE AMENDMENT AGREEMENT DATED May 2, 2018

DEFINED TERMS RELATING TO

USCF Canadian Crude Oil Index Fund

Benchmark Component Futures Contracts shall mean: the ICE Crude Diff - TMX WCS 1B Index Future (ICE symbol: TDX) (the “WCS Futures”) and the ICE WTI Crude Future (ICE symbol: T) (the “WTI Futures”) that comprise the Canadian Crude Excess Return Index (“CCIER”) (as all such terms are defined in the Prospectus).

The Fund shall mean USCF Canadian Crude Oil Index Fund.

Preliminary Prospectus means the preliminary prospectus dated June 16, 2016, relating to the Units and any other prospectus dated prior to effectiveness of the Registration Statement relating to the Units.

Registration Statement means, except when otherwise specified, the Fund’s registration statement on Form S-1 (File No. 333-212089) filed by the Sponsor with the Commission as amended when it becomes effective under the 1933 Act, including all documents filed as a part thereof, and as amended from time to time.

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